Filed Pursuant to Rule 424(b)(2)
Registration No. 333-222158

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
1.153% Notes due 2031	¥31,300,000,000	$296,037,075.57	$35,879.69
1.513% Notes due 2039	¥5,900,000,000	$55,802,515.84	$6,763.26

(1)

The U.S. dollar equivalent of the proposed maximum aggregate offering price has been calculated using an exchange rate of U.S.$1.00=¥105.73, the spot rate reported by Bloomberg Finance L.P. at 8:30 P.M., Eastern Daylight Time, on August 5, 2019.

(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on December 19, 2017 (File No. 333-222158), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus Supplement

(To Prospectus dated December 19, 2017)

¥37,200,000,000

¥31,300,000,000 1.153% Notes due 2031

¥  5,900,000,000 1.513% Notes due 2039

Corning Incorporated

Corning Incorporated is offering an aggregate of ¥31,300,000,000 principal amount of 1.153% Notes due 2031 (the “2031 notes”) and ¥5,900,000,000 principal amount of 1.513% Notes due 2039 (the “2039 notes” and, together with the 2031 notes, the “notes”). We will pay interest on the notes on February 14 and August 14 of each year, beginning on February 14, 2020. The 2031 notes will mature on August 14, 2031 and the 2039 notes will mature on August 12, 2039.

The notes are unsecured and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will not be redeemable prior to maturity unless certain events occur involving United States taxation, as described under the caption “Description of the Notes—Redemption for Tax Reasons.” If a change of control triggering event occurs, we will be required to make an offer to repurchase each series of the notes for cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes—Repurchase Upon Change of Control Triggering Event.” The notes will be issued only in minimum denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.

See “Risk Factors” beginning on page S-5 to read about important factors you should consider before buying the notes.

	Per 2031 Note	Total	Per 2039 Note	Total
Public offering price(1)	100.000%	¥31,300,000,000	100.000%	¥5,900,000,000
Underwriting discount	0.620%	¥194,060,000	0.650%	¥38,350,000
Proceeds, before expenses, to Corning Incorporated	99.380%	¥31,105,940,000	99.350%	¥5,861,650,000

(1)	Plus accrued interest, if any, from August 14, 2019.

Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of notes on any securities exchange or for the inclusion of any series of notes on any automated quotation system.

Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be initially in the form of one or more registered global notes (the “global notes”). The global notes will be deposited with, and registered in the name of, a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), or a nominee of such common depositary. The underwriters expect to deliver the notes on or about August 14, 2019, which is the fifth Tokyo business day following the date of this prospectus supplement. This settlement date may affect the trading of the notes.

Joint Book-Running Managers

Morgan Stanley	MUFG	SMBC Nikko

Prospectus Supplement dated August 6, 2019

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is current only as of the respective dates of such documents.

We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. The notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Sales Outside the United States” in this prospectus supplement.

Prospectus Supplement

Prospectus

S-i

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU on insurance distributions, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

The above selling restriction is in addition to any other selling restriction set out below.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

S-ii

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the FIEL. Each underwriter will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for a QII.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred (as defined below) to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•

“Resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America; references to “¥” and “yen” are to the currency of Japan. The words “Corning,” “Company,” “we,” “us,” and “our” refer to Corning Incorporated and, unless the context indicates or requires otherwise, do not refer to Corning’s consolidated subsidiaries.

This prospectus supplement contains the terms of this offering and is accompanied by and supplements our prospectus, dated December 19, 2017. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in the free writing prospectus issued or authorized by Corning. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the affairs of Corning since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to its date.

This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.corning.com. However, any information on our Internet site is not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information which we have furnished and not filed in accordance with SEC rules:

•

our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February  12, 2019, which incorporates by reference certain portions of our Definitive Proxy Statement on Schedule 14A filed on March 22, 2019;

S-iv

•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed on May 3, 2019, and for the quarterly period ended June 30, 2019, filed on July 31, 2019; and

•	our Current Report on Form 8-K filed on May 3, 2019.

You may obtain a copy of any or all of the documents which are or may be incorporated by reference in this prospectus supplement (excluding exhibits to such documents unless specifically incorporated by reference) at no cost to you by writing or telephoning us at the following address:

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Attention: Corporate Secretary

(607)  974-9000

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	the effects of acquisitions, dispositions and other similar transactions;

•	global business, financial, economic and political conditions;

•	tariffs and import duties;

•	currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, New Taiwan dollar, euro, Chinese yuan and South Korean won;

•	product demand and industry capacity;

•	competitive products and pricing;

•	availability and costs of critical components and materials;

•	new product development and commercialization;

•	order activity and demand from major customers;

•	the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels;

•	possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns;

•	loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure;

•	unanticipated disruption to equipment, facilities, IT systems or operations;

S-v

•	effect of regulatory and legal developments;

•	ability to pace capital spending to anticipated levels of customer demand;

•	rate of technology change;

•	ability to enforce patents and protect intellectual property and trade secrets;

•	adverse litigation;

•	product and components performance issues;

•	retention of key personnel;

•

customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due;

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

Because this is a summary, it does not contain all of the information that may be important to you. To understand the specific terms of the notes, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus carefully.

About the Company

Corning traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936. The Company’s name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

Corning Incorporated is a leading innovator in materials science. For more than 165 years, Corning has combined its unparalleled expertise in glass science, ceramic science, and optical physics with deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. We succeed through sustained investment in research and development, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display technology, automotive emissions control products, and life sciences vessels. Corning’s industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Corning operates in five reportable segments: Display Technologies, Optical Communications, Environmental Technologies, Specialty Materials and Life Sciences, and manufactures products at 108 plants in 15 countries.

Corning’s Display Technologies segment manufactures glass substrates for high performance displays, including organic light-emitting diode and liquid crystal displays that are used primarily in televisions, notebook computers and flat panel desktop monitors. Our Optical Communications segment manufactures optical fiber and cable, hardware and equipment, and provides industry-leading optical solutions, across the telecommunications industry. The Specialty Materials segment manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. Our Environmental Technologies segment manufactures ceramic substrates and filter products for emissions control in mobile applications around the world. Our Life Sciences segment manufactures products including consumables (such as plastic vessels, specialty surfaces, cell culture media and serum), as well as general labware and equipment, that are used for advanced cell culture research, bioprocessing, genomics, drug discovery, microbiology and chemistry.

Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

Summary of Certain Terms of the Notes

Issuer	Corning Incorporated.

Notes Offered	¥31,300,000,000 aggregate principal amount of 1.153% Notes due 2031 (the “2031 notes”) and ¥5,900,000,000 aggregate principal amount of 1.513% Notes due 2039 (the “2039 notes” and, together with the 2031 notes, the “notes”).

Maturity Date	The 2031 notes will mature on August 14, 2031 and the 2039 notes will mature on August 12, 2039.

Interest Rate	The 2031 notes will bear interest at the rate of 1.153% per year and the 2039 notes will bear interest at the rate of 1.513% per year.

Interest Payment Dates	February 14 and August 14 of each year, beginning on February 14, 2020.

Record Dates	January 31 and July 31, as the case may be, of each year immediately preceding each interest payment date.

Additional Amounts	We will, subject to certain exceptions and limitations, pay additional amounts on the notes to holders who are not U.S. Persons (as defined under “Description of the Notes—Payment of Additional Amounts”) in respect of any required withholding or deduction for any present or future tax, assessment or other governmental charge imposed by any taxing authority in the United States, as will result in receipt by holders of notes that are not U.S. Persons of such amounts as they would have received had no such withholding or deduction been required. See “Description of the Notes—Payment of Additional Amounts.”

Redemption for Tax Reasons	We may redeem all but not part of the notes in the event of certain changes in the tax laws of the United States that would require us to pay additional amounts as described under “Description of the Notes—Payment of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to the date fixed for redemption. See “Description of the Notes—Redemption for Tax Reasons.”

Repurchase Upon a Change of

Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, we will be required to make an offer to purchase each series of the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Notes—Repurchase Upon Change of Control Triggering Event.”

Currency of Payment

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in yen. If the yen is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until the yen is again available to us.

Ranking	The notes are unsecured and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Further Issuances	We may from time to time, without notice to or consent of the holders of any series of notes, issue further notes ranking equally and ratably with the notes of such series in all respects, including the same terms as to interest rate, maturity, redemption or otherwise, but only if such additional notes are fungible with the notes of such series for United States federal income tax purposes.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include repurchases of our common stock and payment of dividends under our strategy and growth framework, repayment or reduction of other outstanding debt, financing acquisitions, additions to working capital, capital expenditures and investments.

We may invest the net proceeds from the sale of the notes in short-term investments pending their use for such purposes. See “Use of Proceeds” in this prospectus supplement.

Denominations	The notes will be issued in minimum denominations of ¥100,000,000 and multiples of ¥10,000,000 in excess thereof.

Certain Covenants	The indenture governing the notes contains certain affirmative and negative covenants that, among other things, will:

•

limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to grant liens under certain circumstances on stock or indebtedness of certain of our subsidiaries, or on certain of our properties or those of certain subsidiaries, to secure our debt or that of any other person without providing equal and ratable security for the notes; and

•	limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to enter into sale/ leaseback transactions.

In addition, while we are generally permitted to merge or consolidate with another entity or sell all our assets substantially as an entirety to another entity, we may not take these actions unless:

•	the successor firm that we merge with or consolidate into or to which we sell our assets substantially as an entirety, agrees to be legally responsible for the notes;

•	the successor firm is organized as a corporation, partnership or trust under the laws of the United States, a state of the United States or the District of Columbia; and

•	the merger, consolidation or sale of assets or other transactions does not cause an event of default and we are not already in default, unless the transaction would cure such default.

Form of Notes	The notes will be issued as one or more registered global notes (the “global notes”) registered in the name of a nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear and Clearstream, for the accounts of Euroclear and Clearstream’s direct and indirect participants. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearing and settlement, see “Description of the Notes—Book-Entry and Settlement.”

Governing Law	New York.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in any of the notes offered hereby.

Listing	We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system.

Trading	Each series of notes is a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in each series of notes, but they are not obligated to do so and may, in their sole discretion, discontinue market making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market making by the underwriters.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch.

RISK FACTORS

You should consider carefully the following risks, together with the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making a decision to participate in an offering for the sale of the notes. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, also may impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our securities, including the notes, could decline, and you might lose all or part of your investment.

Risks Relating to our Business

See the risk factors set forth in Corning’s Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks relating to our business.

Risks Relating to the Notes

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

Each series of notes is a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they intend to make a market in each series of notes, the underwriters will not be obligated to do so and may stop their market-making at any time. We cannot assure you:

•	that a market for the notes will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any notes you may own, or the price at which you may be able to sell your notes.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. Accordingly, the notes are structurally subordinated to the liabilities, including trade payables, lease commitments and moneys borrowed, of our subsidiaries. In addition, the indenture governing the notes does not contain any limitation on the amount of liabilities, such as trade payables, that may be incurred by our subsidiaries. Moreover, our right to receive assets of any subsidiary upon its liquidation or reorganization, and the ability of holders of the notes to benefit indirectly from those assets, will be effectively subordinated to the claims of creditors, including trade creditors, of that subsidiary.

A majority of our operations are conducted through our subsidiaries. We expect that payments of interest and principal that we make on the notes will be made only to the extent that our operating subsidiaries can distribute cash or other property to us. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available to us for that purpose, whether by dividends, loans or other payments.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes and a risk that any credit ratings of the notes may be lowered or withdrawn.

We may not be able to repurchase the notes upon a change of control, which would result in a default under the notes.

Upon the occurrence of specific kinds of change of control events, if the notes cease to be rated investment grade by the rating agencies, and unless we have previously redeemed the notes for tax reasons, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but not including the date of repurchase. If we experience a Change of Control Triggering Event (as defined in “Description of the Notes—Repurchase Upon Change of Control Triggering Event”), there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. The terms of our existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of notes in certain circumstances. Our failure to purchase the notes as required by their terms would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes and could lead to a cross-default under the terms of our existing and future indebtedness. See “Description of the Notes—Repurchase Upon Change of Control Triggering Event.”

The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction.

The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event.

The indenture does not contain financial covenants and only provides limited protection against certain corporate events and actions we may take that could adversely impact your investment in the notes.

The indenture contains limited terms intended to provide protection to the holders of the notes upon the occurrence of certain events, and such terms may not be sufficient to protect your investment in the notes. See “Description of the Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Restrictive Covenants and Defeasance” in the accompanying prospectus.

The indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event we experience significant adverse changes in our financial condition;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or repurchase our common stock and pay dividends under our strategy and growth framework;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

We intend to continue to repurchase our common stock and pay dividends under our strategy and growth framework, which would reduce cash that is available for repayment of the notes.

We expect to continue to repurchase our common stock and pay dividends under our previously announced strategy and growth framework. These expenditures may be significant, and would reduce cash that is available to repay the notes.

Changes in our credit ratings or the debt markets could adversely affect the price of the notes.

The price at which the notes may be sold depends on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the notes issued by, other comparable companies or companies in similar industries to us;

•	our financial condition, financial performance and future prospects;

•	the overall condition of the financial markets; and

•	the market, if any, for the notes.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies periodically review their ratings and ratings outlook for various companies, including us. The credit rating agencies evaluate our industry as a whole, our competitors and various markets in which we compete, and may change their credit rating for us based on their view of these factors. A negative change in our ratings or outlook is likely to have an adverse effect on the price of the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain yen.

If yen are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until yen are again available to us. The amount payable on any date in yen will be converted into the U.S. dollars at the Market Exchange Rate (as defined in “Description of the Notes—Issuance in Yen; Payment on the Notes”). Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

An investment in the notes by a purchaser whose home currency is not yen entails significant risks.

All payments of interest on and the principal of the notes and any redemption price for the notes will be made in yen except in limited circumstances. An investment in the notes by a purchaser whose home currency is not yen entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and yen and the possibility of the imposition or subsequent modification of foreign exchange controls.

These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between yen and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of yen against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in yen. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a substantial period of time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of yen into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of ¥100,000,000 and multiples of ¥10,000,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of ¥10,000,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

CURRENCY CONVERSION

All payments of, the redemption price (if any), and interest and additional amounts on the notes, will be made in yen. If the yen is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until the yen is again available to us. The amount payable on any date in yen will be converted into U.S. dollars on the basis of the most recently available market exchange rate for yen. See “Description of the Notes—Issuance in Yen; Payment on the Notes.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately ¥36.9 billion, after deducting the underwriting discount and our expenses related to this offering. We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $1.1 million. The amount of estimated offering expenses payable by us is translated from U.S. dollars into Japanese yen using the exchange rate of U.S. $1.00=¥105.73, the spot rate reported by Bloomberg at 8:30 P.M., Eastern Daylight Time, on August 5, 2019.

We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include repurchases of our common stock and payment of dividends under our strategy and growth framework, repayment or reduction of other outstanding debt, financing acquisitions, additions to working capital, capital expenditures and investments. We may invest the net proceeds from the sale of the notes in short-term investments pending their use for such purposes.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of June 30, 2019. We have presented our capitalization:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance of the notes offered hereby and our receipt of the net proceeds from the sale of the notes, after deducting the underwriting discount and our expenses related to this offering (which are reflected in the table as cash and cash equivalents).

You should read the following table along with our financial statements and the accompanying notes to those statements, together with management’s discussion and analysis of financial condition and results of operations, set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as well as other filings and reports that we have incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2019
	Actual	As Adjusted(1)
	(in millions, except share and per share amounts)
Cash and cash equivalents	$1,178	$1,520

Current portion of long-term debt and short-term borrowings	$455	$455
Long-term debt excluding current maturities	6,080	6,080
Notes offered hereby	—	345

Total long-term debt excluding current portion	6,080	6,425

Shareholders’ equity:
Convertible preferred stock, Series A – par value $100 per share; shares authorized: 3,100; shares issued: 2,300	2,300	2,300
Common Stock—par value $0.50 per share; shares authorized: 3.8 billion; shares issued: 1,717 million	858	858
Additional paid-in capital—common stock	14,277	14,277
Retained earnings	16,399	16,399
Treasury stock, at cost; shares held: 938 million	(19,279)	(19,279)
Accumulated other comprehensive loss	(1,130)	(1,130)
Total Corning Incorporated shareholders’ equity	13,425	13,425

Noncontrolling interests	96	96

Total equity	13,521	13,521

Total Capitalization	$19,601	$19,946

(1)	The U.S. dollar/yen exchange rate of U.S. $1.00=¥107.85, as of June 28, 2019, is used to translate certain yen amounts to U.S. dollars.

DESCRIPTION OF THE NOTES

The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies the general terms and provisions, if any, described in the accompanying prospectus that will not apply to the notes. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of the notes in this prospectus supplement.

We will issue the notes under an indenture (as previously supplemented and amended, the “Indenture”), dated as of November 8, 2000, between us and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee, and an officers’ certificate issued in accordance with the Indenture.

Each series of notes is being offered separately and not as part of a unit. The offering of each series of notes is not conditioned on the offering of any other series of notes. We may sell the 2031 notes, the 2039 notes or both.

The following summary of certain provisions of the Indenture, the officers’ certificate issued in accordance with the Indenture, and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture, the officers’ certificate and the notes, including the definitions therein of certain terms. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the notes. We urge you to read the Indenture, the officers’ certificate and the notes because they, and not this description, define your rights as holders of the notes. You may obtain a copy of the Indenture and the officers’ certificate (which includes the form of note) from us upon request, as set forth under “Where You Can Find More Information” in the accompanying prospectus.

Title

1.153% Notes due 2031 (the “2031 notes”) and 1.513% Notes due 2039 (the “2039 notes” and, together with the 2031 notes, the “notes”).

Further Issuances

Corning may, without notice to or consent of the holders of the notes of each series, re-open this offering and issue additional notes of a series having the same ranking, interest rate, maturity date and other terms as the notes of each such series being offered by this prospectus supplement (other than the issuance date and, if applicable, initial interest accrual date and initial interest payment date), but only if such additional notes are fungible with the notes of such series being offered by this prospectus supplement for United States federal income tax purposes. The notes and the Indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Any additional notes of such series, together with the notes of such series offered by this prospectus supplement, will constitute a single series of debt securities under the Indenture.

Total Initial Principal Amount of Notes

¥31,300,000,000 for the 2031 notes and ¥5,900,000,000 for the 2039 notes.

Maturity of Notes

The 2031 notes will mature on August 14, 2031 and the 2039 notes will mature on August 12, 2039.

Interest Rate on Notes

The interest rate on the 2031 notes is 1.153% per year and on the 2039 notes is 1.513% per year, each computed on the basis of a 360-day year consisting of twelve 30-day months.

Date Interest Begins to Accrue on Notes

Interest will begin to accrue on the notes on August 14, 2019.

Interest Payment Dates

Corning will pay interest on the notes on February 14 and August 14 of each year (each an “Interest Payment Date”). Interest payable on each Interest Payment Date will include interest accrued from August 14, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

First Interest Payment Date

February 14, 2020.

Regular Record Dates for Interest

Corning will pay interest payable on any Interest Payment Date to the person in whose name a note is registered at the close of business on January 31 or July 31, as the case may be, next preceding such Interest Payment Date.

Ranking

The notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, unsubordinated obligations. The notes are not secured by any of our assets. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets and the notes will be structurally subordinated to the liabilities of our subsidiaries. See “Risk Factors—Risks Relating to the Notes—The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries” for a further discussion of the ranking of the notes.

Issuance in Yen; Payment on the Notes

Initial holders will be required to pay for the notes in yen, and all payments of principal of, the redemption price (if any), and interest and additional amounts (see “—Payment of Additional Amounts”), on the notes, will be payable in yen.

If the yen is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until the yen is again available to us. In such circumstances, the amount payable on any date in yen will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second business day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of yen as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Investors will be subject to foreign exchange risks as to such payments that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

Paying Agent and Registrar

The Bank of New York Mellon, London Branch will initially act as paying agent for the notes. The Bank of New York Mellon Trust Company, N.A. will initially act as security registrar for the notes. Corning may at any time designate additional paying agents or registrars, or rescind the designations or approve a change in the offices where they act.

Business Day

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in the City of New York, Tokyo or London, or the relevant place of payment, are authorized or required by law, regulation or executive order to close.

Payment of Additional Amounts

All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

In the event any withholding or deduction on payments in respect of the notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any taxing authority thereof or therein, we will pay such additional amounts on the notes held by each beneficial owner of a note that is not a U.S. Person (as defined below) (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. We will not be required, however, to make any payment of additional amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those notes or the receipt of payments in respect of those notes) between that holder (or the beneficial owner for whose benefit such holder holds such note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such notes;

(v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note if that payment can be made without withholding by any other paying agent;

(vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of notes to comply with our request or a request of our agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the notes that such beneficial owner or holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

(vii) any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in sub-clauses (1) through (3) of this clause (vii);

(viii) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(ix) any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(x) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix);

nor will we pay any additional amounts to any beneficial owner or holder of notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those notes.

As used in the preceding paragraph, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we determine, based upon our receipt of a written opinion of independent counsel selected by us, that we will become obligated to pay additional amounts as described herein under the heading “—Payments of Additional Amounts” with respect to the notes, then we may at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to the date fixed for redemption.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have redeemed the notes for tax reasons, we will be required to make an offer to each holder of each series of notes to repurchase all or, at the holder’s option, any part (equal to ¥100,000,000 or any multiple of ¥10,000,000 in excess thereof) of each holder’s notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer to repurchase each holder’s notes in cash at a price equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the Company will be required to send to each holder of each series of notes, a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is transmitted (a “Change of Control Payment Date”). The notice, if transmitted, prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will be required to deliver, to each holder who properly tendered notes, the Change of Control Payment for such notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of ¥100,000,000 or any multiple of ¥10,000,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer for any series of notes, we will be required to make a Change of Control Offer treating the date of such termination or default for such series as though it were the date of the Change of Control Triggering Event.

In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that we are required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in an event of default under the notes.

Except for the last sentence in the next paragraph, we may only make an amendment or modification to the provisions obligating us to repurchase notes upon a Change of Control Triggering Event which adversely affects the interest of any holder with the consent of each holder of notes to be affected by such amendment or modification.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

The provisions in the Indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event. See “Risk Factors—Risk Relating to the Notes—The provisions in the indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction” and “Risk Factors—Risk Relating to the Notes—The indenture does not contain financial covenants and only provides limited protection against certain corporate events and actions we may take that could adversely impact your investment in the notes” for the discussion of this risk. For purposes of the repurchase provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries;

•	the first day on which a majority of the members of our board of directors is not composed of Continuing Directors (as defined below);

•

the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock, measured by voting power rather than number of shares;

•

we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

•	the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company).

Notwithstanding the foregoing, a transaction described in the third bullet point above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding Voting Stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or our intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date the notes were originally issued; or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s and S&P; and (b) if either of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act that is selected by us (as certified by our chief executive officer or chief financial officer) as a replacement for Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Open Market Purchases

The Company may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Sinking Fund; Repurchase at Option of Holders

There is no sinking fund for the notes, and the notes are not subject to repurchase by us at the option of the holders.

Certain Covenants

The notes will be entitled to the benefit of the covenants described under the caption “Description of Debt Securities—Restrictive Covenants and Defeasance” in the accompanying prospectus that, among other things:

•

limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to grant liens under certain circumstances on stock or indebtedness of certain of our subsidiaries, or on certain of our properties or those of certain subsidiaries, to secure our debt or that of any other person without providing equal and ratable security for the notes; and

•	limit, to the extent set forth in the accompanying prospectus, our ability and that of certain of our subsidiaries to enter into sale/leaseback transactions.

In addition, while we are generally permitted to merge or consolidate with another entity or sell all our assets substantially as an entirety to another entity, we may not take these actions unless as described under the caption “Description of Debt Securities—Mergers and Similar Transactions” in the accompanying prospectus:

•	the successor firm that we merge with or consolidate into or to which we sell our assets substantially as an entirety, agrees to be legally responsible for the notes;

•	the successor firm is organized as a corporation, partnership or trust under the laws of the United States, a state of the United States or the District of Columbia; and

•	the merger, consolidation or sale of assets or other transaction does not cause an event of default and we are not already in default, unless the transaction would cure such default.

Defeasance

The notes are subject to Corning’s ability to choose “full defeasance” and “covenant defeasance” as described under the caption “Description of Debt Securities—Restrictive Covenants and Defeasance—Defeasance and Covenant Defeasance” in the accompanying prospectus. However, in respect of the notes, “a combination of money and U.S. government or U.S. government agency notes or bonds” as used in the accompanying prospectus shall instead mean a combination of money denominated in yen and (x) any security that is (i) a direct obligation of the Japanese government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the Japanese government the payment of which is fully and unconditionally guaranteed by the Japanese government or the central bank of the Japanese Government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

Notices

Notices to holders of the notes will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the notes are represented by a global security deposited with The Bank of New York Mellon, London Branch, or any successor thereto, as the common depositary (the “Common Depositary”) for Clearstream and Euroclear, notices to holders may be given by delivery to the Common Depositary, and such notices shall be deemed to be given on the date of delivery to the Common Depositary. The trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Book-Entry and Settlement

Each series of notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below.

Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium.

Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. The paying agent will wire payments on the notes to the Common Depositary or its nominee as the holder of the global securities. The trustee, the paying agent and we will treat the Common Depositary or any nominee to the Common Depositary as the sole owner of the global securities for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to the Common Depositary, or its nominee, which will, in turn, inform Clearstream or Euroclear, which will, in turn, inform their direct participants (which, in turn, will notify their indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the Common Depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional bonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. The initial settlement of the notes will not be made through The Depository Trust Company in the United States of America.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional bonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Japan. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream has advised us that it is a company incorporated as a société anonyme under the laws of the Grand Duchy of Luxembourg. Clearstream was also licensed as a credit institution in 1994 pursuant to the law of 5 April 1993 on the financial sector, as amended. As such it is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”. Clearstream is also a depository of securities and other financial instruments which operates a securities settlement system and as such, is supervised by the Central Bank of Luxembourg according to the Luxembourg law of 10 November 2009 on payment services, as amended. It facilitates the settlement and custody of securities transactions between customers of Clearstream through electronic book-entry transfers between accounts of these customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, settlement and custody of securities, as well as collateral management, securities lending and borrowing services.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Euroclear. Clearstream has established an electronic bridge with Euroclear as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Financial Services and Markets Authority and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the notes.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as interest payments, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Certificated Notes

Subject to certain conditions, the notes represented by the global securities are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of ¥100,000,000 principal amount and integral multiples of ¥10,000,000 in excess thereof if:

(i) the Common Depositary notifies us that it is unwilling or unable to continue as depositary or if the Common Depositary ceases to be eligible under the Indenture and we do not appoint a successor depository within 90 days;

(ii) we determine that the notes will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

(iii) an event of default with respect to the notes will have occurred and be continuing.

Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the Common Depositary shall direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in the name of the Common Depositary or its nominee.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning our Relationship with the Trustee

We have commercial deposits and custodial arrangements with The Bank of New York Mellon Trust Company, N.A. and its affiliates (“BNYM”). We may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, BNYM acts as trustee and as paying agent with respect to other debt securities issued by us, and may do so for future issuances of debt securities by us as well.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons that purchase or sell notes as part of a wash sale for tax purposes;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement”;

•	banks, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Certain Contingent Payments

If a Change of Control Triggering Event occurs, we will be required to make an offer to repurchase the notes for cash from the holders at a price that would increase the yield of the notes. See “Description of the Notes—Repurchase Upon Change of Control Triggering Event.” Although the matter is not free from doubt, we believe, and intend to take the position, that the possibility of such payment does not result in the notes being treated as contingent payment debt instruments under United States federal income tax law because we view the underlying contingency as remote or incidental. If the IRS takes a contrary position, a U.S. holder may be required (i) to accrue interest income at a rate higher than the stated interest rate on the notes based upon a “comparable yield” (as defined in the Treasury Regulations) and (ii) to treat as ordinary income, rather than capital gain, any gain on the sale or retirement of the notes. You should consult your tax advisor about the risk of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Payments of Stated Interest on the Notes

Payments of stated interest on a note generally will be includible in your gross income as ordinary interest income at the time the interest is received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of stated interest on the notes in yen, you will recognize interest income equal to the U.S. dollar value of the interest payment, based on the spot rate on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash method U.S. holder will not realize foreign currency exchange gain or loss with respect to the receipt of such payment, but may recognize exchange gain or loss attributable to the actual disposition of the yen received.

If you use the accrual method of accounting for U.S. federal income tax purposes and receive a payment of stated interest on the notes in yen, you may determine the amount recognized with respect to such interest in accordance with either of two methods. Under the first method, you will recognize income for each taxable year equal to the U.S. dollar value of the foreign currency accrued for such year determined by translating such amount into U.S. dollars at the average rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year). Alternatively, you may make an election (which must be applied consistently to all debt instruments held by you at the beginning of the first taxable year to which the election applies or thereafter acquired by you, and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year in the case of a partial accrual period), or at the spot rate on the date of receipt, if that date is within five business days of the last day of the accrual period. If you are a U.S. holder that uses the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss, on the date interest is received, equal to the difference between the U.S. dollar value of such payment, determined at the spot rate on the date the payment is received, and the U.S. dollar value of the interest income previously included in respect of such payment. This exchange gain or loss will be treated as ordinary income or loss, generally will be treated as U.S.-source and generally will not be treated as an adjustment to interest income or expense.

Retirement, Sale, Exchange, Redemption or Other Taxable Disposition of Notes

You will generally recognize gain or loss upon the retirement, sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the retirement, sale, exchange, redemption or other taxable disposition (less an amount attributable to any accrued stated interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the note. If you receive foreign currency on such a retirement, sale, exchange, redemption or other disposition, the amount realized generally will be based on the U.S. dollar value of the foreign currency on the date the instrument is disposed of (or deemed disposed of). In the case of a note that is traded on an established securities market, a cash method U.S. holder and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the disposition. No assurance can be given regarding whether the notes will be traded on an established securities market. If an accrual method U.S. holder makes the election described above, such election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If an accrual method U.S. holder does not make this election, such holder will recognize exchange gain or loss to the extent that there are exchange rate fluctuations between the sale date and the settlement date, and such gain or loss generally will constitute ordinary income or loss.

Your adjusted tax basis in a note will generally equal the amount you paid for the note. If a U.S. holder uses foreign currency to purchase a note, the cost of the note will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a note that is traded on an established securities market, a cash method U.S. holder, and, if it so elects, an accrual method U.S. holder, will determine the U.S. dollar value of the cost of such note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in exchange gain or loss for a U.S. holder.

Subject to the foreign currency rules described below, any gain or loss recognized on a disposition of a note will be U.S. source capital gain or loss, and will be long-term capital gain or loss if at the time of the retirement, sale, exchange, redemption or other disposition you have held the note for more than one year. Long-term capital gain realized by a non-corporate U.S. holder will generally be subject to taxation at a reduced rate. Your ability to deduct capital losses may be limited.

Gain or loss realized upon the retirement, sale, exchange, redemption or other taxable disposition of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss and will generally be treated as U.S. source income or an offset to U.S. source income, respectively. Gain or loss attributable to fluctuations in exchange rates generally will equal the difference between the U.S. dollar value of the yen principal amount (which means the purchase price in this context) of the note, determined on the date such payment is received or such note is disposed of, and the U.S. dollar value of the yen principal amount of the note, determined on the date you acquired such note. In addition, upon the retirement, sale, exchange, redemption or other disposition of a note a U.S. holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed under “—Payments of Stated Interest on the Notes.” However, upon a retirement, sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will realize exchange gain or loss with respect to principal and accrued interest only to the extent of the total gain or loss realized on the disposition.

Backup Withholding and Information Reporting

In general, payments of interest and the proceeds from sales or other dispositions (including retirements or redemptions) of notes held by a U.S. holder may be required to be reported to the IRS unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact. In addition, a U.S. holder that is not an exempt recipient may be subject to backup withholding unless it provides a taxpayer identification number and otherwise complies with applicable certification requirements. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the appropriate information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Return Disclosure Requirement

Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a retirement, sale, exchange, redemption or other taxable disposition of a note or foreign currency received in respect of a note to the extent that any such retirement, sale, exchange, redemption or other taxable disposition results in a tax loss in excess of an applicable threshold amount. U.S. holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a note that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Stated Interest and Additional Amounts on the Notes

Interest that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower income tax treaty rate) provided that:

•	the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•

the non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (i) the non-U.S. holder certifies in a statement provided to us or the paying agent, under penalties of perjury, that it is not a “United States person” within the meaning of Section 7701(a)(30) of the Code and provides its name and address, (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (iii) the non-U.S. holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed

IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, the non-U.S. holder will be exempt from the U.S. federal withholding tax described above provided the non-U.S. holder furnishes to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates, unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

In certain limited circumstances (see “Description of the Notes—Redemption for Tax Reasons” and “Description of the Notes—Payment of Additional Amounts”), we may be obligated to pay amounts in excess of stated interest and principal on the notes. Such payments may be treated as interest subject to the rules applicable to interest payments discussed above and below, or as other income subject to U.S. federal withholding tax. A non-U.S. holder who is subject to U.S. federal withholding tax on any additional amounts should consult such holder’s tax advisor as to whether the non-U.S. holder can obtain a refund for all or a portion of the withholding tax.

Sale or Other Taxable Disposition

A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the retirement, sale, exchange, redemption or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates, unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Stated Interest and Additional Amounts on the Notes.” However, information returns are required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING

Subject to the terms and conditions of the pricing agreement and the underwriting agreement, the underwriters have agreed to purchase from us severally, and we have agreed to sell to each underwriter severally, the principal amount of notes set forth next to each underwriter’s name below.

Underwriter	Principal Amount of 2031 Notes	Principal Amount of 2039 Notes
Morgan Stanley & Co. International plc	¥10,430,000,000	¥1,970,000,000
MUFG Securities EMEA plc	10,430,000,000	1,970,000,000
SMBC Nikko Securities America, Inc.	10,440,000,000	1,960,000,000

Total	¥31,300,000,000	¥5,900,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer each series of notes directly to the public at the offering prices described on the cover page of this prospectus supplement and to certain dealers at a discount from the initial public offering price of up to 0.370% of the principal amount in the case of the 2031 notes and 0.400% of the principal amount in the case of the 2039 notes. Any such securities dealers may resell at a discount of 0.250% of the principal amount in the case of the 2031 notes and 0.250% of the principal amount in the case of the 2039 notes to certain other brokers or dealers. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We will pay to the underwriters an underwriting discount of 0.620% in connection with the offering of the 2031 notes and 0.650% in connection with the offering of the 2039 notes.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.1 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make in respect of such liabilities. Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in each series of notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for each series of the notes or that an active public market for each series of notes will develop. If an active public trading market for a series of notes does not develop, the market price of such series of notes may be adversely affected.

In connection with the issue of the notes, Morgan Stanley & Co. International plc (in this capacity, the “stabilizing manager”) (or persons acting on behalf of the stabilizing manager) may over allot each series of notes or effect transactions with a view to supporting the market price of each series of notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over allotment or stabilization shall be for the account of the stabilizing manager. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the stabilizing manager has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of each series of notes. As a result, the price of such series of notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over the counter market or otherwise.

It is expected that delivery of the notes will be made against payment therefor on or about August 14, 2019, which is the fifth Tokyo business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the second London business day or the second New York business day before August 14, 2019 will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

Any underwriter that is not a broker dealer registered with the SEC will only make sales of notes in the United States through one or more SEC registered broker dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU on insurance distributions, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

The above selling restriction is in addition to any other selling restriction set out below.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the FIEL. Each underwriter will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for a QII.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred (as defined below) to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•

“Resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (c) where no consideration is or will be given for the transfer, (d) where the transfer is by operation of law, (e) as specified in Section 276(7) of the SFA, or (f) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Linda E. Jolly, Esq., Vice President and Corporate Secretary of Corning, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CORNING INCORPORATED

Debt Securities

Warrants to Purchase Debt or Equity Securities

Preferred Stock

Depositary Shares

Common Stock

We may offer from time to time:

•	debt securities;

•	warrants to purchase our debt or equity securities;

•	shares of our preferred stock;

•	depositary shares representing fractional shares of our preferred stock; and

•	shares of our common stock.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. Any series of debt securities or preferred stock may be convertible into or exchangeable for common stock or other securities or property of Corning.

You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “GLW.”

The mailing address of our principal executive offices is One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission, incorporated herein by reference, as well as information contained in any supplement to this prospectus, and other documents incorporated by reference in this prospectus and any supplement, for information about risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated December 19, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC, or from us, as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. Any prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless we have indicated otherwise, references in this prospectus to “Corning,” “the Company,” “we,” “us” and “our” or similar terms are to Corning Incorporated, a New York corporation, and not to any of its subsidiaries or affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.corning.com. However, unless specifically incorporated by reference into this prospectus or a prospectus supplement, any information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information which we have furnished and not filed in accordance with SEC rules:

•

our Annual Report on Form  10-K for the year ended December 31, 2016, filed on February 6, 2017 which incorporates by reference certain portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2017 (“Annual Report on Form 10-K”);

•

our Quarterly Reports on Form  10-Q for the quarterly period ended March 31, 2017, filed on April 25, 2017, for the quarterly period ended June  30, 2017, filed on July  26, 2017, and for the quarterly period ended September 30, 2017, filed on October 26, 2017; and

•	our Current Reports on Form 8-K filed on April 28, 2017 (as amended by our Current Report on Form 8-K/A filed on July 20, 2017), August 10, 2017 and November 13, 2017.

You may obtain a copy of any or all of the documents which are or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless specifically incorporated by reference) at no cost to you by writing or telephoning us at the following address:

Corning Incorporated

One Riverfront Plaza

Corning, New York 14831

Attention: Corporate Secretary

(607) 974-9000

We have provided you only the information contained in this prospectus and any prospectus supplement and any free writing prospectus authorized or approved by us and the information incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve a number of risks and uncertainties. These statements relate to our future plans, objectives, expectations and estimates and may contain words such as “will” “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “seeks,” “sees,” “would,” “target” or similar expressions. Our actual results could differ materially from what is expressed or forecasted in our forward-looking statements. Some of the important factors that could contribute to these differences include those discussed under “Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as other reports we file with the SEC which are incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference in this prospectus. We undertake no obligation to update any forward-looking statements in this prospectus as a result of new information or future events or developments.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment in our securities. The information contained or incorporated by reference in this prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to “Forward-Looking Statements” in this prospectus. In addition, the applicable prospectus supplement may include a discussion of risk factors or other special considerations applicable to the securities being offered by that prospectus supplement.

THE COMPANY

Corning traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936. The Company’s name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

Corning Incorporated is a leading innovator in materials science. For more than 165 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. We succeed through sustained investment in research and development, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning operates in five reportable segments: Display Technologies, Optical Communications, Environmental Technologies, Specialty Materials and Life Sciences, and manufactures products at 98 plants in 17 countries.

Corning’s Display Technologies segment manufactures glass substrates for liquid crystal displays (“LCDs”), that are used primarily in LCD televisions, notebook computers and flat panel desktop monitors. Our Optical Communications segment manufactures optical fiber and cable, hardware and equipment, and provides industry-leading optical solutions, across the telecommunications industry. Our Environmental Technologies segment manufactures ceramic substrates and filter products for emissions control in mobile and stationary applications around the world. The Specialty Materials segment manufactures products that provide more than 150 material formulations for glass, glass ceramics and fluoride crystals to meet demand for unique customer needs. Our Life Sciences segment manufactures products including consumables (plastic vessels, specialty surfaces and media), as well as general labware and equipment, that are used for advanced cell culture research, bioprocessing, genomics, drug discovery, microbiology and chemistry.

Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment or reduction of outstanding debt, financing acquisitions, repurchase of Corning common stock, additions to working capital, capital expenditures and investments. We may temporarily invest the net proceeds from the sale of any securities pending their use for other specified purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our earnings to fixed charges on a consolidated basis for the periods shown. For purposes of determining the ratio of earnings to fixed charges, “earnings” consists of earnings from continuing operations before taxes on income, and are adjusted for (i) equity earnings of equity affiliates, (ii) distributed income received from equity affiliates, (iii) amortization of previously capitalized interest, (iv) net income attributable to non-controlling interests and (v) fixed charges net of capitalized interest. Fixed charges consists of interest on indebtedness, including capitalized interest, amortization of debt issuance costs and a portion of rental expenses which represents an appropriate interest rate factor.

	Nine Months Ended September 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	7.0x	17.0x	7.3x	26.0x	14.8x	11.3x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table presents the consolidated ratio of our earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. For purposes of determining the ratio of earnings to combined fixed charges and preferred stock dividends, “earnings” consists of earnings from continuing operations before taxes on income, and are adjusted for (i) equity earnings of equity affiliates (ii) distributed income received from equity affiliates (iii) amortization of previously capitalized interest (iv) net income attributable to non-controlling interests and (v) fixed charges net of capitalized interest. Combined fixed charges and preferred stock dividends consists of interest on indebtedness, including capitalized interest, amortization of debt issuance costs, a portion of rental expenses which represents an appropriate interest rate factor and preferred stock dividends which consist of the amount of pre-tax earnings required to pay the dividends.

	Nine Months Ended September 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to combined fixed charges and preferred stock dividends	4.6x	11.7x	4.8x	15.4x	14.8x	11.3x

*

Additional detail on the calculation of our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends is found in the exhibits to the registration statement of which this prospectus forms a part and our reports filed with the SEC and which are incorporated into this prospectus by reference.

GENERAL DESCRIPTION OF SECURITIES WE MAY ISSUE

We may use this prospectus to offer and sell, at any time and from time to time:

•	debt securities;

•	warrants for the purchase of our debt or equity securities;

•	shares of our preferred stock;

•	depositary shares representing fractional shares of our preferred stock; and

•	shares of our common stock.

The specific terms of any debt securities, warrants, preferred stock and depositary shares we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and the sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

General

The Debt Securities Will Be Issued Under an Indenture

Any debt securities offered under this prospectus and described in a prospectus supplement will be our general obligations, not secured by any of our property or assets, and will be governed by the indenture between Corning and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), which acts as trustee, dated as of November 8, 2000. The trustee has two main roles.

•

First, the trustee can enforce the rights of the holders of the debt against us if we default. There are limitations on the extent to which the trustee acts on the holder’s behalf, which we describe later under “—Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, which include sending interest payments and notices to registered holders of the debt securities.

The indenture does not limit the amount of debt securities that can be issued under it and provides that debt securities may be issued in one or more series up to the aggregate principal amount that we may authorize from time to time. The indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may issue additional debt securities of any series after their initial offering, without the consent of the holders of the outstanding debt securities of that series.

This section summarizes certain terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any particular series will be described in the prospectus supplement with respect to the particular series. Those terms may vary from the terms described here. The prospectus supplement may also describe special federal income tax consequences of the debt securities.

This Section Is Only a Summary

This section and the prospectus supplement summarize material terms of the indenture and, generally, the provisions common to all series of debt securities being issued, unless otherwise specified in the applicable prospectus supplement. They do not, however, describe every aspect of the indenture or any debt security. The indenture and its associated documents, including any supplement to the indenture or resolution of our board of directors establishing any series of debt security to be issued, contain the full text of the matters described in this section and the prospectus supplement. The indenture and the debt securities are governed by New York law. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy, which you should read for a full description of its terms. As described below under “—Legal Ownership of Debt Securities; Global Securities”, we expect that most debt securities we issue will be issued as global securities or will be held in street name. References below to “you” are to the direct registered holder of the debt security, not to the indirect investor.

Terms of Debt Securities to be Described in a Prospectus Supplement

The material terms of any series of debt securities to be issued, including any terms which change the general provisions of the indenture, will be described in a prospectus supplement to this prospectus and the documents incorporated by reference in the prospectus supplement, which may include a supplemental indenture or a resolution of our board of directors setting the terms of the debt securities. Among other things, the prospectus supplement will describe:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities in the series that we may issue;

•	the dates on which we must make principal payments on the series;

•	the interest rate, any original issue discount, the interest payment dates, and record dates for interest payments;

•	the terms and conditions on which we may, at our option, call all or a portion of the series to be redeemed;

•

the terms and conditions of any sinking fund, or any option you may have as the holder to require us to repurchase any debt securities of the series, and the prices at which such repurchases shall be made;

•	any index or formula or other reference for determining the amount of principal, any premium or interest payable on the debt securities;

•

the currency in which we will pay the principal, any premium and interest on the debt securities of the series, and the method, if different than that described in this prospectus, for determining any U.S. dollar equivalent of the currency for any purpose;

•	any additions, deletions or other changes to our covenants to you with respect to the series;

•

any additions, deletions or other changes to events which are Events of Default and the terms on which our obligations to pay principal, premium, if any, and interest to you are accelerated, and other remedies applicable to the series;

•

any features of the series which require us to issue any other debt or equity security or other property upon conversion of any portion of the principal, any premium or interest on the series, and whether such right is at your option or ours;

•	the applicability of any provisions for the defeasance of any debt securities of the series described under “Defeasance and Covenant Defeasance” below; and

•	any other special terms of the series of debt securities to be issued which are not inconsistent with the terms of the indenture.

Ranking; Unsecured Obligations

The debt securities will be our general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will not be secured by any of our property or assets or the property or assets of any of our subsidiaries.

Redemption and Repayment

Unless otherwise indicated in a prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the prospectus supplement specifies one or more repayment dates.

If a prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices. It may also specify one or more redemption periods or repayment periods during which the redemption prices or repayment prices relating to a redemption or repayment of debt securities during those periods will apply.

If a prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

In the event that we exercise an option to redeem any debt security, we will give to the trustee notice of the principal amount of the debt security to be redeemed no later than 60 days before the applicable redemption date and to the holder written notice of the principal amount of the debt security to be redeemed, by mail, not less than 15 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices”.

If a prospectus supplement specifies a date or dates on which you may require us to repurchase your debt security, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that any redemption or repayment of your debt security is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Conversion

Your debt securities may be convertible into or exchangeable for common stock or other securities or property as described in the prospectus supplement. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of shares of common stock or other securities or property to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another entity. We are also permitted to sell all our assets substantially as an entirety to another entity. We may not take any of these actions, however, unless all the following conditions are met:

•

Where we merge into or consolidate with another entity or sell our assets substantially as an entirety, the successor firm must agree to be legally responsible for the debt securities and must be organized as a corporation, partnership or trust under the laws of the United States, a state of the United States or the District of Columbia.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and has not been cured, as described below under “—Default, Remedies and Waiver of Default—Events of Default”. A default for this purpose would also include any event that would be an event of default if we were to receive a notice of default or the default were not cured within the specified period of time.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal rights in that property with preference over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called “liens.” This limitation is discussed below under “—Restrictive Covenants and Defeasance—Restrictions on Liens”. If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. If the liens were not permitted under the indenture, we would grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

Restrictive Covenants and Defeasance

The indenture contains various additional covenants or promises we make to you. In addition to the covenants described in more detail below, these covenants include:

•	we will punctually pay principal, premium, if any, and interest on each series of debt securities we issue under the indenture;

•	we will maintain designated offices to make payments on your debt security;

•	we will maintain our corporate existence, rights and franchises except any rights or franchise we decide are no longer needed for our business and that of our subsidiaries taken as a whole;

•

we will maintain our principal domestic manufacturing properties in good working order, unless we determine it is desirable in the conduct of our and our subsidiaries’ business to sell or otherwise dispose of such property or their operations; and

•

unless we are contesting them in good faith, we will timely pay our and our subsidiaries’ taxes and other governmental charges, as well as any claims of workers, materialmen or suppliers that could become a lien on our property under law.

The following description of additional covenants contain some terms which have special meanings under the indenture. These meanings are described under “—Definitions Relating to our Restrictive Covenants”.

Restrictions on Liens

We will not, and will not permit any of our domestic subsidiaries to, become obligated on any new indebtedness for borrowed money (“debt”) that is secured by a lien on any of our or our domestic subsidiaries’ principal domestic manufacturing properties, or on any shares of stock or debt of any of our domestic subsidiaries, unless an equivalent or higher-ranking lien on the same property is granted to the direct holders of the debt securities. We do not need to comply with this restriction if the amount of all new debt that is secured by liens on such principal domestic manufacturing properties or on the stock or debt of such domestic subsidiaries is less than 10% of our consolidated net tangible assets.

This restriction on liens does not apply to debt secured by the following types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction:

•	liens on the property of any domestic subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became a domestic subsidiary of Corning;

•	liens in favor of us or our domestic subsidiaries;

•

mechanic’s liens, tax liens, liens in favor of, and to secure payments or the acquisition of property from, any governmental body by law or because of a contract we have entered into, and other liens incidental to construction, conduct of business or ownership of our property or of any domestic subsidiary, which do not materially impact the use of the property;

•

liens on property that existed at the time we acquired the property, including property we may acquire through a merger or similar transaction, or that we granted in order to purchase, alter or construct the property, sometimes called “purchase money mortgages”; and

•	liens arising from any judgment, decree or order of a court so long as proceedings to review these judgments have not been terminated or the period in which to initiate proceedings has not expired.

In the calculation, we can also disregard debt secured by liens that extend, renew or replace any of these types of liens.

We and our subsidiaries are permitted to have as much unsecured debt as we may choose. The indenture also does not restrict liens on any shares of Corning stock or the stock of less than 80%-owned subsidiaries.

Restrictions on Sales and Leasebacks

We will not, and will not permit any of our domestic subsidiaries to, enter into any sale and leaseback transaction involving a principal domestic manufacturing property, unless we comply with this restrictive covenant. A “sale and leaseback transaction” under the indenture generally is an arrangement between us or a domestic subsidiary and a bank, insurance company or other lender or investor where we or the domestic subsidiary leases, for more than three years, a principal domestic manufacturing property which has been or is to be sold or transferred by us or the domestic subsidiary to that lender or investor more than 180 days after the completion of construction and the beginning of full operation of the principal domestic manufacturing property.

We do not need to comply with this restriction if the amount of our attributable debt is less than 10% of our consolidated net tangible assets. We can comply with this restrictive covenant if we retire an amount of funded debt, within 180 days of the transaction, equal to the net proceeds of the sale of the principal domestic manufacturing property that is leased in the transaction or the fair value of that property, whichever is greater, subject to credits for voluntary retirements of debt securities and funded debt we may make.

This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our domestic subsidiaries or between domestic subsidiaries, or that involves a lease for a period of three years or less.

Definitions Relating to our Restrictive Covenants

The following are the meanings of the terms that are important in understanding the restrictive covenants previously described:

•	“attributable debt” means the total net amount of rent, discounted at a rate of 15% per annum compounded semi-annually, that is required to be paid during the remaining term of any lease.

•

“consolidated net tangible assets” is the total amount of assets, less reserves and other permitted deductible items, after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and other like intangible assets, as these amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

•

“domestic subsidiary” means any direct or indirect subsidiary except one which neither transacts a substantial portion of its business in the United States nor regularly keeps a substantial portion of its fixed assets in the United States, nor one that is used primarily to finance the operations of Corning outside of the United States.

•

“funded debt” means all debt for borrowed money that has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

•

“principal domestic manufacturing property” is any building, structure or other facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing or warehousing, that has a gross book value in excess of 3% of our consolidated net tangible assets and that is located in the United States, other than a building, structure or other facility that is financed by industrial revenue bonds or that our board of directors has determined is not of material importance to the total business that we and our subsidiaries conduct.

•	“subsidiary” means a manufacturing corporation or any other entity in which we and/or one or more of our other subsidiaries owns at least 80% of the voting stock.

Defeasance and Covenant Defeasance

Defeasance is a legal term for the actions we may take at our option to either cause the debt securities to be paid from a source other than us or to release us from some restrictive covenants.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•

We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash and debt security or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax change described above.

•	We must satisfy certain other conditions imposed by the indenture.

If we fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do all of the following:

•

We must deposit in trust for the benefit of the holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

•	We must satisfy certain other conditions imposed by the indenture.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•

the covenant to provide any equal and ratable lien to secure your debt security if our properties or assets would be subject to a lien in a merger or similar transaction as described above under “—Merger and Similar Transactions”;

•	the covenants on maintenance of principal domestic manufacturing properties and payment of taxes;

•	the limitations on liens and sale-leaseback transactions, as described above under “—Restrictions on Liens” and “—Restrictions on Sales and Leasebacks”; and

•	the event of default which relates to the breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, like our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, we may not have funds available to make up the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and it is not cured, as described in this subsection.

Events of Default

With respect to your debt security, when we refer to an event of default, we mean any of the following:

•	We do not pay interest on a debt security within 30 days after the due date.

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not deposit any sinking fund payment on its due date.

•

We remain in breach of our covenants described above, or any other covenant we make in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series.

•	We file for bankruptcy or other events in bankruptcy, insolvency or reorganization occur.

•	As to any series of debt securities, any other event of default described in the prospectus supplement with respect to such series occurs and remains uncured for any applicable grace period.

Remedies if an Event of Default Occurs

If an event of default (other than event of default relating to our bankruptcy, insolvency, or reorganization) has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of such affected series to be due immediately. If an event of default occurs because of our bankruptcy, insolvency or reorganization, the entire principal amount of all the debt securities of each affected series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the debt securities. If the maturity of any series of debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of any series of debt securities affected by the acceleration may cancel the acceleration for such series if we satisfy certain conditions imposed by the indenture, including paying or depositing with the trustee a sum sufficient to pay overdue interest, principal and premium (if any) on the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer to pay the trustee’s reasonable expenses for reasonable protection from liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	A holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of 25% or more in principal amount of all of the outstanding debt securities of the applicable series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after the above steps have been taken. During those 60 days, the holders of a majority in principal amount of the outstanding series of debt securities of the applicable series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the outstanding debt securities of the relevant series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after their due date.

Waiver of Default

The holders of a majority in principal amount of the outstanding debt securities of any series may waive a default for all of the debt securities of such series. If this happens, the default will be treated as if it has not occurred. Certain defaults cannot be waived by holders of a majority of the outstanding debt securities of a series:

•	a default in our obligation to pay principal, premium, if any, or interest on your debt security; and

•	any covenant default specified in a prospectus supplement to only be waivable by you.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or specifying any default.

If the trustee actually knows of a default (an event which is, or with the giving of notice or passage of time would be, an event of default), the trustee is required to give you notice of any default in payment of principal, any sinking fund installment, any premium or interest and, except in the following two circumstances, of any other default:

•	the trustee may, under applicable law, withhold notice of other defaults if the trustee determines it is in the best interest of the holders of the debt securities to do so; or

•	the default relates to any of our covenants and has not continued to exist for at least 30 days.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Modification of Indenture and Waiver of Covenants

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change. We cannot:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. This type is limited to clarifications, corrections, and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of the relevant series.

•

If the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of the relevant series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictive Covenants and Defeasance”. If the holders agree to waive a covenant, we will not have to comply with it.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Legal Ownership of Debt Securities; Global Securities.

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect holders of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued as global securities or in street name will be indirect holders.

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal, or registered, holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, or hold the debt securities in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the delivery of the payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders of a series of debt securities for any purpose—for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

Global Securities

We will issue each debt security as a global security in book-entry form only, unless we specify otherwise in a prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global security a master global security.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.”

Under the indenture, only the person in whose name a debt security is registered on the books of the trustee or other registrar under the indenture is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers or because they are required by law to do so; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name and other Indirect Holders

In the future we may terminate a global security or issue debt securities initially in book-entry form but not as a global security. In these cases, investors may choose to hold their debt securities directly in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Special Considerations for Holders of Interests in Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “—Special Situations When a Global Security Will Be Terminated”.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities; Global Securities” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•

The depositary may (and we understand that DTC will) require those who purchase and sell interests in a global security within its book-entry system to use immediately available funds and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults above under “—Default, Remedies and Waiver of Default”.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the debt securities, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the specific situations described above under “Special Situations When a Global Security Will Be Terminated”.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Redemption notices will be sent to DTC. If less than all of the debt securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the debt securities of such series to be redeemed.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the trustee to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trustee, and disbursements of such payment to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Form, Exchange and Transfer

If the debt securities cease to be issued in global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in a prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

You may exchange your debt securities that are not in global form for debt securities of smaller denominations (but not below the minimum denomination) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

You may exchange or transfer your debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

You will not be required to pay a service charge to transfer or exchange your debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with your proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in a prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Payment Mechanics

Who Receives Payment

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date (see below) relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of the depositary.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities”.

Payments on Non-Global Securities. We will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security.

If requested by the holder of a non-global security with a face amount of at least $1,000,000, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows.

Unless otherwise indicated in a prospectus supplement, if you are an indirect holder of global notes denominated in a specified currency other than U.S. dollars and if you elect to receive payments in that other currency, you must notify the participant through which your interest in the global security is held of your election far enough in advance so that the participant can then notify DTC of such election at least 15 calendar days prior to:

•	the regular record date, in the case of a payment of interest; or

•	the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

You may elect to receive all or only a portion of any interest, principal or premium payment in a specified currency other than U.S. dollars.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect holders of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those institutions a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee for debt securities to be issued under the indenture. The Bank of New York Mellon or its affiliates act as the custodian and asset manager of our corporate cash securities, is a lender in our revolving credit facility, provides investment management services and has provided commercial banking and other services for Corning, our related companies and our defined benefit plans in the past and is expected to do so in the future.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, one or more series of our preferred stock or our common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between Corning and a bank or trust company, as warrant agent. We will issue a prospectus supplement describing the terms of any warrants and will file with the SEC a copy of the warrant agreement.

Debt Warrants

The following summarizes some of the general terms of the debt warrants. You should read the particular terms of any debt warrants that are offered by us and the applicable debt warrant agreements which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants will be issued under debt warrant agreements to be entered into between Corning and one or more banks or trust companies, as debt warrant agent, as described in the prospectus supplement relating to the debt warrants being offered. A debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed as an exhibit to the registration statement of which this prospectus forms a part in connection with any offering of debt warrants. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement. In addition, the debt securities to be issued upon exercise of the debt warrants will be described as set forth above under “Description of Debt Securities.”

Terms of the Debt Warrants to be Described in the Prospectus Supplement

We will describe the particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants in a prospectus supplement. This description will include:

•	the title of the debt warrants;

•	the initial offering price;

•	the currency or currency unit in which the price for the debt warrants and the exercise price for the debt securities is payable;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;

•	if applicable, a discussion of United States federal income tax considerations;

•	the identity of the debt warrant agents;

•	where the debt warrants represented by the debt warrant certificates may be transferred and registered; and

•	any other material terms of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and may be presented for registration of transfer, and debt warrants may be exercised, at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities issuable upon exercise of the debt warrants, to enforce any of the covenants in the indenture, or to any other rights or benefits of a holder of the debt securities.

Exercise of Debt Warrants

Unless otherwise indicated in the prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price set forth in, or be determinable as set forth in, the prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised and the exercise period has not expired, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you.

Modifications

The debt warrant agreement will provide that we and the debt warrant agent may amend it, without the consent of the holder of any debt warrant certificate for the purpose of curing any ambiguity, or of curing, correcting or supplementing any provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that we deem necessary or desirable so long as the amendment does not adversely affect the interest of the holders of debt warrant certificates in any material respect. We and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of each of the holders of any debt warrant affected by the modification or amendment:

•	an increase in the exercise price of the debt warrants;

•	a shortening of the period of time during which the debt warrants may be exercised;

•	any material and adverse change that affects the rights of the holders of the debt warrants or the material terms of the debt securities for which the debt warrants may be exercised; or

•	a reduction in the number of debt warrants whose holders must consent to the modification or amendment of the debt warrant agreement or the terms of the debt warrants.

Enforceability of Rights, Governing Law

The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise, in respect of their rights to exercise debt warrants evidenced by their debt warrant certificates. Unless otherwise indicated in a prospectus supplement each issue of debt warrants and the applicable debt warrant agreement will be governed by the laws of the State of New York.

Equity Warrants

The following summarizes some of the general terms and provisions of the equity warrants. You should read the particular terms of the equity warrants that are offered by Corning and the applicable equity warrant agreements, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

We may issue warrants for the purchase of our equity securities such as a class or series of preferred stock or our common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, a prospectus supplement. Equity warrants may be issued separately or together with other securities.

The equity warrants will be issued under equity warrant agreements to be entered into between Corning and one or more banks or trust companies, as equity warrant agent, as described in the prospectus supplement relating to the equity warrants being offered. The equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, will be filed as an exhibit to the registration statement of which this prospectus forms a part in connection with the offering of equity warrants. See “Where You Can Find More Information” for information on how to obtain a copy of the form of equity warrant agreement. In addition, the equity securities to be issued upon exercise of the equity warrants will be described as set forth below under “Description of Preferred Stock,” “Description of Depositary Shares” or “Description of Common Stock.”

Terms of the Equity Warrants to be Described in the Prospectus Supplement

We will describe the particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants in a prospectus supplement. This description will include:

•	the title of the equity warrants;

•	the securities for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•

the amount of equity securities initially purchasable upon exercise of each equity warrant and the price at which that amount of equity securities may initially be purchased upon exercise of each equity warrant;

•	the date on which the right to exercise the equity warrants will commence and the date on which this right will expire;

•

if applicable, the designation and terms of the preferred stock, depositary shares or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock or depositary share;

•	if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

•	the identity of the equity warrant agent;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of Corning.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment if we issue a stock dividend to holders of common stock or preferred stock, or if we declare a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. Instead of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants outstanding. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Exercise of Equity Warrants

Unless otherwise provided in a prospectus supplement, each equity warrant will entitle the holder of equity warrants to purchase for cash the specified equity securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, a prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the equity warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised equity warrants will become void.

Equity warrants may be exercised as set forth in the prospectus supplement relating to the equity warrants. Upon receipt of payment and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the equity securities purchasable upon exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining amount of equity warrants.

If you hold your interest in an equity warrant indirectly, you should check with the institution through which you hold your interest in the equity warrant to determine how these provisions will apply to you.

Modifications

The equity warrant agreement may be amended by Corning and the equity warrant agent, without the consent of the holder of any equity warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any provision contained in the equity warrant agreement, or making any provisions in regard to matters or questions arising under the equity warrant agreement that Corning may deem necessary or desirable so long as the amendment does not adversely affect the interest of the holders of equity warrant certificates in any material respect. Corning and the equity warrant agent also may modify or amend the equity warrant agreement and the terms of the equity warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised equity warrants affected. However, modifications or amendments that result in any of the following changes may be made only with the consent of the owners affected by the modification or amendment:

•	an increase in the exercise price of the equity warrants;

•	a shortening of the period of time during which the equity warrants may be exercised;

•	any material and adverse change that affects the exercise rights of the owners of the equity warrants; or

•	a reduction in the number of equity warrants whose owners must consent to the modification or amendment of the equity warrant agreement or the terms of the equity warrants.

Enforceability of Rights, Governing Law

The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us suitable to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Unless otherwise indicated in a prospectus supplement, each issue of equity warrants and the applicable equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following summarizes some of the general terms of our preferred stock. You should read the particular terms of any series of preferred stock offered by Corning which will be described in more detail in the prospectus supplement relating to such series. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $100 per share, of which 3,100 shares have been designated as Fixed Rate Cumulative Convertible Preferred Stock, Series A. Under our restated certificate of incorporation, as amended, the board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series and their designation;

•	the dividend rate, whether dividends will be cumulative and, if so, the date from which dividends will accumulate;

•	any redemption rights of the holders of such shares and the dates for such redemption, the premium, if any, and any accrued dividends payable on redemption;

•	any mandatory redemption provisions;

•	any conversion or exchange rights of the shares;

•	the rights of the shares of such series on liquidation, dissolution or winding up;

•	any restrictions on the payment of dividends and other distributions, or exercise of any redemption or repurchase right of any junior class of securities;

•	the terms of any voting rights, in addition to the rights provided by law, of such shares; and

•	any other relative rights, preferences, and limitations of the shares of such series.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock and will file an amendment to the certificate of incorporation setting forth the terms of the series. We will not need to seek shareholder approval for this amendment.

In addition, as described under “Description of Depositary Shares”, at our option, instead of offering full shares of any series of preferred stock, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions from time to time for any corporate purpose.

The preferred stock will be, when issued, fully paid and non-assessable. Unless otherwise indicated in the applicable prospectus supplement relating to the series of any series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our capital stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to these series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, shares of one series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets in the event of a liquidation, dissolution, or winding up.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends and other distributions when, as, and if declared by the board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement or other offering materials relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Corning on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay, or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share, taking into account the liquidation value per share, to accrued dividends per share, taking into account the liquidation value per share, will be the same for both series of preferred stock.

Similarly, we may not declare, pay, or set apart for payment, dividends or make other payments on the common stock or any of our other stock ranking junior to the preferred stock, until full dividends on the preferred stock have been paid or set apart for payments for:

•	all prior dividend periods if the other series of preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Corning.

Redemption

If so specified in a prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or that of the holder’s, and may be mandatorily redeemed.

Any restriction on our repurchase or redemption of our preferred stock while there is any arrearage in the payment of dividends will be described in a prospectus supplement.

Any partial redemptions of preferred stock will be made as described in the prospectus supplement for that series of preferred stock or in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Anti-Takeover Provisions

See “Description of Common Stock—Anti-takeover Provisions” for a discussion of provisions of the restated certificate of incorporation and by-laws of Corning that would have an effect of delaying, deferring or preventing a change in control of Corning.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Corning, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock relating to liquidation, including our common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Unless otherwise indicated in the applicable prospectus supplement relating to the series of any series of preferred stock, holders of any series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing the series; or

•	as required by applicable law.

Outstanding Preferred Stock

Fixed Rate Cumulative Convertible Preferred Stock, Series A

The certificate of designations for the Fixed Rate Cumulative Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) authorizes 3,100 shares of Series A Preferred Stock, 2,300 of which were outstanding as of November 30, 2017. Dividends on the Series A Preferred Stock are cumulative and accrue at the annual rate of 4.25% on the per share issue price of $1 million. The dividends are payable quarterly as, when, and if declared by the Company’s board of directors. The Series A Preferred Stock ranks senior to our common stock with respect to payment of dividends and rights upon liquidation and winding up. The Series A Preferred Stock is not redeemable except in the case of a certain deemed liquidation event, the occurrence of which is under the control of the Company. The Series A Preferred Stock is convertible at the option of the holder and the Company upon certain events, at a conversion rate of 50,000 shares of Corning’s common stock per one share of Series A Preferred Stock, subject to certain anti-dilution provisions. As of November 30, 2017, the Series A Preferred Stock has not been converted, and none of the anti-dilution provisions have been triggered. After January 15, 2021, the Series A Preferred Stock will be convertible, in whole or in part, at the option of the holder. The Company has the right, at its option, to cause some or all of the shares of Series A Preferred Stock to be converted into common stock, if, for 25 trading days (whether or not consecutive) within any period of 40 consecutive trading days, the closing price of common stock exceeds $35 per share. If the aforementioned right becomes exercisable before the seventh anniversary of the closing, the Company must first obtain the written approval of the holders of a majority of the Series A Preferred Stock before exercising its conversion right. The Series A Preferred Stock does not have any voting rights except as may be required by law.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement which we may enter into with a bank or trust company and of the depositary shares and depositary receipts. You should read the particular terms of preferred stock which constitutes the depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part in connection with the offering of depositary shares. See “Where You Can Find More Information” for information on how to obtain a copy of the form of deposit agreement.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock, in the form of depositary shares. Each depositary share will represent a fraction or multiple of a share of a particular series of preferred stock, the “depositary shares”, and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Corning and a bank or trust company we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion, and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with the approval of Corning, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction or multiple of the redemption price per share payable in respect of the depositary shares of preferred stock so redeemed. The preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Corning and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock deposited with the preferred stock depositary has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Corning.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares, that holder will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Corning notice of its intent to do so, and Corning may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to the holders of the depositary shares all reports and communications from which we deliver to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Corning will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Corning and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

We have authorized, by our restated certificate of incorporation, the issuance of 3,800,000,000 shares of common stock, par value $.50 per share. As of November 30, 2017, Corning had 863,825,632 shares of common stock outstanding. Each holder of common stock is entitled to one vote per share for all matters to be voted on by shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid, if any, on any outstanding shares of preferred stock. The continued declaration of dividends by our board of directors is subject to our current and prospective earnings, financial condition and capital requirements and any other factors that the board of directors deems relevant.

Upon voluntary or involuntary liquidation, dissolution or winding up of Corning, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. The common stock is listed on the New York Stock Exchange under the symbol “GLW”.

Anti-takeover Provisions

The restated certificate of incorporation and by-laws of Corning contain provisions that may discourage a third party from seeking to acquire Corning or to commence a proxy contest or other takeover-related action. . Corning’s by-laws provide that holders of common stock may remove a director from office at any time prior to the expiration of his or her term only with cause and by vote of the holders of a majority of the common stock outstanding. Additionally, the by-laws provide that premature vacancies on the board of directors may be filled only by a majority of the entire board.

The by-laws of Corning contain procedural requirements with respect to the nomination of directors by shareholders at an annual meeting that require, among other things, delivery of notice by nominating shareholders to our Secretary not less than 90 days nor more than 120 days before the anniversary of the prior year’s shareholders’ meeting. The by-laws do not provide that a special meeting of shareholders may be called by shareholders.

The certificate of incorporation of Corning provides that no director will be liable to Corning or its shareholders for a breach of duty as a director except as provided by the New York Business Corporation Law.

The effect of these provisions may be to deter attempts either to obtain control of Corning or to acquire a substantial amount of its stock, even if a proposed acquisition transaction were at a significant premium over the then-prevailing market value of the common stock, or to deter attempts to remove the board of directors and management of Corning, even though some or a majority of the holders of common stock may believe these actions to be beneficial.

PLAN OF DISTRIBUTION

The following describes generally the various methods we may use to distribute the securities offered under this prospectus from time to time. Each prospectus supplement will describe the particular plan of distribution for the securities offered under that prospectus supplement.

We may sell the securities that may be offered under this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may occur from time to time in one or more transactions:

•	at a fixed price or prices;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

The prospectus supplement with respect to a particular offering of the securities will describe the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the purchase price of the securities by any underwriter, dealer or agent;

•	the net proceeds we expect to receive from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items which may constitute underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any national securities exchange on which the securities may be listed.

VALIDITY OF SECURITIES

The validity of the securities is being passed on for us by Linda E. Jolly, Esq., Vice President and Corporate Secretary of Corning and, unless the prospectus supplement provides otherwise, for any underwriters, dealers, or agents by Sullivan & Cromwell LLP, New York, New York. Ms. Jolly is employed by Corning, participates in various Corning employee benefit plans under which she may receive shares of Corning common stock and currently beneficially owns substantially less than 1% of the outstanding shares of Corning common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.